UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 16, 2016

IEH Corporation
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-5278

New York	13-5549348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E
Brooklyn, New York 11220
(Address and zip code of principal executive offices)

(718) 492-4440
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

IEH Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders on December 16, 2016 at the Company’s executive offices in Brooklyn, New York. The results of the matters voted on by the shareholders are set forth below. Only shareholders of record as of the close of business on October 21, 2016 were entitled to vote at the 2016 Annual Meeting. As of the record date, 2,303,468 shares of common stock of the Company were outstanding and entitled to vote at the 2016 Annual Meeting. At the 2016 Annual Meeting, 1,325,484 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

The proposals presented to the Company’s shareholders at the 2016 Annual Meeting are described in detail in the Company’s Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Proposal 1 – Election of three Class I directors nominated by the Board to serve until the Company’s 2018 Annual Meeting and until their respective successors are duly elected and qualified

The three nominees who received the highest number of votes (all of the below individuals) were elected to the board of directors to hold office for a two-year term and until their respective successors are elected and qualified. The shareholders voted to elect the following three directors by the votes indicated below:

Nominee	For	Withheld	Broker Non-Votes

Michael Offerman	1,206,432	119,052	0

Eric C. Hugel	1,182,734	142,750	0

Sonia Marciano	1,182,504	142,980	0

Proposal 2 – Advisory Vote on the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the Company’s Proxy Statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
1,181,370	2,784	141,330	0

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm

The shareholders voted to ratify the appointment of Jerome Rosenberg, CPA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017, by the following votes:

For	Against	Abstain
1,325,454	0	30

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

By: /s/ Robert Knoth
Name: Robert Knoth
Title: Chief Financial Officer
Date: December 21, 2016

3